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                                                                  EXHIBIT 10.13

                                   AGREEMENT

     This Agreement is made and entered into as of this 9th day of March, 1999, by and between LOUISE H. ROGERS, ("Pledgor") and D.E. FREY GROUP, INC., a Delaware corporation (the "Company"), having its principal place of business at 1700 Lincoln Street, Suite 2200, Denver, Colorado 80203.

                                   RECITALS:

     A. The Company owns all of the outstanding capital stock of D.E. Frey & Company, Inc., a Delaware corporation (the "Broker"), which is a securities broker-dealer registered with the Securities and Exchange Commission, licensed under the laws of all 50 states and a member of the National Association of Securities Dealers, Inc. ("NASD").

     B. The Pledgor and the Company executed an agreement dated August 7, 1997 for Pledgor to provide $1,000,000 in capital to the Company, which was amended by an agreement dated August 7, 1998 (collectively,"Original Agreement"). Pursuant to the Original Agreement, the Company obtained a revolving loan from Colorado State Bank, Denver, Colorado (the "Bank") in the principal amount of $1,000,000 bearing interest at 1% over the annual rate paid by the Bank on one-year certificates of deposit issued by the Bank ("Original Loan"). The Company has drawn down $1,000,000 of the Original Loan from the Bank. The Company has made to Broker a $500,000 subordinated loan as defined in 17 CFR (S) 240. 15c3-1d. As required by the Original Agreement, the Broker filed the documents required under 17 CFR 240.15c3-1d with the NASD and obtained the NASD's approval.

     C. The Pledgor assisted the Company in obtaining the Original Loan by pledging, as collateral securing repayment of the Original Loan, a certificate of deposit issued by the Bank in the amount of $1,000,000 ("the Original CD"). The Company has paid the Pledgor, concurrently with Company's payments of interest on the Original Loan to the Bank, an amount equal to the difference between 10% per annum and the interest rate payable to the Pledgor on the Original CD on the amount of the outstanding balance due on the Loan to the Bank ("pledge fees").

     D. The Company and the Broker wish to obtain additional capital in the conduct of their respective securities brokerage and related businesses. Pledgor is willing to assist the Company in acquiring such additional capital on an arrangement similar to that for the Original Loan.

     E. The Company wishes to consolidate the Original Loan and the new loan for additional capital, and Pledgor is willing to pledge an additional certificate of deposit to secure the consolidated loan on the terms and conditions of this Agreement.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

     1. Consolidation. The Company and the Pledgor agree that Original Agreement shall be superseded in its entirety by this Agreement effective as of the closing of the transaction contemplated hereby.

     2. The New Loan. The Company will make application for a revolving loan from Colorado State Bank, Denver, Colorado for a new loan, which includes and is consolidated with the Original Loan, in the principal amount of $2,000,000 bearing interest at 1% over the annual rate paid by the Bank on one-year certificates of deposit issued by the Bank, with interest only payable monthly and with principal and accrued and unpaid interest due and payable in full one year from the date of making of the loan (the "Loan"), subject to renewals for four years. If the Loan is approved by the Bank, the Company will have drawn $1,000,000 from the Bank, as of the closing of the transaction contemplated hereby, by virtue of the Original Loan. Any future borrowings on the Loan from the Bank must be approved by the Pledgor. Any net proceeds from the Loan used to provide capital to the Broker shall be in the form of a subordinated loan agreement as defined in 17 CFR 240. 15c3-1d. The Broker shall file the documents required under 17 CFR 240.15c3-1d with NASD for approval. The proposed agreement shall not be a satisfactory subordination agreement until the NASD has found the agreement acceptable and such agreement has become effective in the form found acceptable.

     3. Use of New Loan Proceeds. The Company may use the proceeds of the Loan to provide financial assistance to registered representatives that the Broker recruits and that become affiliated with the Broker. The Company agrees not to provide financial assistance to the registered representative until the registered representative has resigned from his existing broker dealer and upon registration with the NASD, the Securities and Exchange Commission, all necessary Securities Exchanges, and all necessary State Securities Commissions. The Company's financial assistance will be in the form of a personal recourse loan recoverable from the gross commissions of the registered representative. Loans shall not exceed 50% of a registered representative's trailing commissions for the last twelve month period. The term of a loan shall not exceed five years. Pursuant to the terms of a loan the Company shall have the right to declare the principal balance of the loan immediately due and payable without notice or demand if (i) the registered representative's affiliation or association with the Broker shall terminate for any reason whatsoever prior to the due date of the loan; (ii) if the registered representative has not retained all licenses and registrations issued by the NASD, Securities and Exchange Commission, all necessary Securities Exchanges, and all necessary State Securities Commissions; or (iii) if the registered representative shall be in breach or default under any agreement with the Company or Broker. The registered representative shall agree to assign to the Company the right to apply his gross commissions as recorded on the Broker's books and records against the outstanding principal balance, and that the Company shall have a security interest in all his gross commissions, if he is in default of the loan. The Company agrees to require the registered representative to execute a promissory note with these provisions and to file an appropriate financing statement to preserve a first lien security interest in favor of the Company against the gross commissions of the registered representative.

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     4.  Pledge of CD.  Pledgor agrees to assist the Company in obtaining the
Loan by pledging, as collateral securing repayment of the Loan, a certificate of deposit issued by the Bank in the amount of $2,000,000 (the "CD"). Pledgor agrees that the CD shall remain on deposit with the Bank at all times during the term of the Loan and until the Loan are paid in full. Pledgor agrees to deposit an additional $1,000,000 in an interest bearing Escrow Account at Colorado State Bank until closing of the loan and issuance of the CD. The cash deposit with interest will be returned if the transaction does not close. By written notice to the Company at its principal office, no sooner than six months after the effective date of this Agreement, the Pledgor may accelerate the withdrawal of the CD as collateral for the Loan upon occurrence of an Event of Acceleration as defined in this paragraph. The Pledgor may accelerate such withdrawal of the CD as collateral to the last business day of a calendar month not less than six months after the receipt of such notice by the Company. Events of Acceleration which may be included shall be limited to:

     (a) Failure to pay the pledge fees provided in this Agreement as scheduled;

     (b) Failure to pay when due other money obligations of a specified material amount;

     (c) Discovery that any material, specified representation or warranty of the Company which is included in this Agreement and on which this Agreement was based or continued was inaccurate in a material respect at the time made;

     (d) The following specified and clearly measurable event(s), which the Pledgor and the Company agree (i) is a significant indication that the financial position of Company and/or the Broker has changed materially and adversely from agreed upon specified norms; or (ii) could materially and adversely affect the ability of the Broker to conduct its business as conducted on the effective date of this Agreement;
          (iii) is a significant change in the senior management or in the general business conducted by the Broker from date this Agreement became effective; or (iv) constitute continued failure to perform agreed-upon covenants included in this Agreement relating to the maintenance and reporting by the Company of its financial position or relating to the conduct of its business.

          The events of Acceleration as discussed in paragraphs 4 (a) through
          (d) are enumerated below:

               (i) The filing of an application by the Securities Investor Protection Corporation for a decree adjudicating that customers of the Broker are in need of protection under the Securities Investor Protection Act of 1970 and the failure of the Broker to obtain the dismissal of such application within 30 days;

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               (ii)  The aggregate indebtedness of the Broker exceeding 1500 percent of its net capital or, in the case the Broker has elected to operate under Section 17 CFR (S) 240.15c3-1(a)(2)(vi), its net capital computed in accordance therewith is less than 2 percent of its aggregate debit items computed in accordance with 17 CFR (S) 240.15c3-3a, if greater, throughout a period of 15 consecutive business days, commencing on the day the Broker first determines and notifies the Company and the Pledgor of such fact.

               (iii) Revocation by the Commission of the registration of the
                     Broker;

               (iv) Suspension by the NASD (without reinstatement within 30 days) or revocation of the Broker's status as a member thereof; and

               (v) Receivership, insolvency, liquidation pursuant to the Securities Investor Protection Act of 1970 or otherwise, bankruptcy, assignment for the benefit of creditors, reorganization whether or not pursuant to bankruptcy laws, or any other marshaling of assets and liabilities of the Broker.

     5. Fees to Pledgor. The Company agrees to pay all pledge fees due under the Original Agreement to the Pledgor on or before closing of the transaction contemplated hereby. Pledgor requires a return of 10% per annum on the $2,000,000 principal amount of the CD. Therefore, the Company agrees to pay the Pledgor, concurrently with the Company's payments of interest on the Loan to the Bank, an amount equal to the difference between 10% per annum and the interest rate payable to the Pledgor on the CD on the amount of the outstanding balance due on the Loan to the Bank ("pledge fees").

     6. Closing. Closing of the transactions contemplated hereby shall occur as soon as possible but not later than May 31, 1999. Closing shall take place at such other time or place as the parties shall mutually agree. Each party shall promptly cooperate with the Bank and the other party with a view toward expediting the closing. The obligations of the Company and the Pledgor at closing shall be subject to the conditions that all representations and warranties of the other party shall be true as if then given and the other party shall have performed or observed all terms, conditions and obligations hereunder to be performed or observed by it on or prior to closing.

     7. Representations, Warranties and Obligations of the Company. The Company represents and warrants to Pledgor, which representations and warranties shall survive the closing, as follows:

     (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted, and is duly qualified as a

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foreign corporation and in good standing in all other jurisdictions in which such qualification is required. The Company owns all of the issued and outstanding capital stock of the Broker.

     (b) All corporate action on the part of the Company and its officers, directors and shareholders necessary for the authorization, execution, delivery and performance of all obligations of the Company under this Agreement has been taken. This Agreement, when executed and delivered, shall constitute a valid and legally binding obligation of the Company.

     (c) All consents, approvals, orders or authorizations of or registrations, qualifications, designations, declarations or filings with any federal or state governmental authority on the part of the Company required in connection with the consummation of the transactions contemplated by this Agreement shall have been obtained prior to, and be effective as of, the closing.

     (d) The Company will furnish monthly consolidated financial statements prepared under general accepted accounting principles and a quarterly update on all customer complaints and/or litigation.

     8. Representations and Warranties of Pledgor. Pledgor represents and warrants to the Company as follows:

     (a) Pledgor is domiciled in and is a bona fide resident of the State of Texas.

     (b) Pledgor acknowledges that the pledge fees ("the Securities") will be acquired as an investment for Pledgor's own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and Pledgor has no present intention of selling, granting participation in, or otherwise distributing the same; that the Securities are restricted securities within the meaning of Rule 144 promulgated pursuant to the Securities Act of 1933 (the "Securities Act") and are subject to substantial restrictions on transfer; and that any and all certificates representing the Securities and any and all securities issued in replacement thereof or in exchange therefor shall bear the following legend, or one substantially similar thereto, which the Pledgor has read and understands:

         The Securities represented by this Certificate have not been registered under the Securities Act of 1933 (the "Act") and are "restricted securities" as that term is defined in Rule 144 under the Act. The Securities may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Company.

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     (c)  The Pledgor further agrees that the Company shall have the right to give stop transfer instructions in its records against any transfer of the pledge fees, and acknowledges that the Company has informed Pledgor of its intention to issue such instructions.

     (d) The Pledgor has been furnished with the Company's Confidential Business Plan dated December 12, 1997, audited financial statements for D.E. Frey Group, Inc. as of December 31, 1997 and unaudited monthly financial statements for D.E. Frey Group, Inc. and subsidiaries since August 1997. Pledgor acknowledges that the Company will, upon written request made by Pledgor, provide without charge copies of all documents identified in the Confidential Business Plan.

     (e) Pledgor has had an opportunity to ask questions of and receive satisfactory answers from duly designated representatives of the Company and has been afforded an opportunity to examine such documents and other information which she has requested for the purpose of verifying the information set forth in the referred to above and for the purpose of answering any question she may have concerning the business, affairs and financial condition of the Company. Pledgor understands that the Confidential Business Plan does not, and does not purport to, contain all information material to the making of an informed investment decision.

     (f) Pledgor understands that the Securities are unregistered and must be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available. Pledgor further acknowledges that she is fully aware of the applicable limitations on the resale of the Securities. The Rule permits sales of "restricted securities" held for not less than two years and upon compliance with the requirements of such Rule. If the Rule is available to Pledgor, Pledgor may make only routine sales of the Securities in limited amounts in accordance with the terms and conditions of that Rule. The Company is the only person which may register its Securities under the Act and it currently is not contemplating registering any of its Securities. The Company has not made any representations, warranties or covenants to Pledgor regarding the registration of the Securities or compliance with Regulation A or some other exemption under the Act.

     (g) Pledgor is an investor who directly or with the assistance of her representatives has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Company based upon the information furnished to her; her personal knowledge of the business and affairs of the Company; the records, files and plans of the Company to all of which she has had full access; such additional information as she may have requested and has received from the Company; and the independent inquiries and investigations undertaken by it.

     (h) Pledgor is an "accredited investor" as that term is defined in Rule 501 under the Securities Act of 1933; can bear the economic risk of loss of her entire investment; she has adequate means for providing for her current needs and personal contingencies; and she has no need for liquidity with respect to her investment in the Securities.

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     (i)  All information, representations and warranties contained herein or otherwise given or made to the Company by Pledgor are correct and complete as of the date of this Agreement, and if there should be any material change in such information prior to closing of the offering of the Securities, she will immediately furnish such revised or corrected information to the Company.

     (j) No person has given any information or made any representation not contained in the Disclosure Document referred to above or otherwise provided to Pledgor in writing by a person authorized by Company or Broker. Pledgor understands and agrees that any information or representation not contained therein must not, and will not, be relied upon and that nothing contained therein should be construed as legal or tax advice to Pledgor.

     (k) No person has made any direct or indirect representation or warranty of any kind to Pledgor with respect to the economic return which may accrue as a result of the transaction. Pledgor has consulted with its own tax counsel and other advisors with respect to an investment in the Company.

     (l) Notwithstanding anything contained herein to the contrary, the parties acknowledge and agree that the pledge of the CD as collateral securing payment of the Loan does not involve the offer or sale of a security under federal or state law and, in any event, neither this Agreement nor any other written or oral statement or representation made in connection with this Agreement shall be deemed to be an admission by the Company that the transactions contemplated hereby involve, in whole or in part, the offer or sale of a security.

     9. Arbitration. In the event of any differences, claims or disputed matters between the parties hereto arising out of this Agreement or connected herewith, the parties agree to submit such matters to arbitration by the American Arbitration Association or its successor in Denver, Colorado. Either party can invoke arbitration upon ten days' notice to the other party. The determination of the arbitrator shall be final and absolute. The arbitrator shall be governed by the duly promulgated rules and regulations of the American Arbitration Association or its successor, and the pertinent provisions of the laws of the State of Colorado, relating to arbitration. The decision of the arbitrator may be entered in a judgment in any court of the State of Colorado or elsewhere. The arbitrator shall have no power to award exemplary or punitive damages.

     10. Indemnification. The parties understand and acknowledge the meaning and legal consequences of the representations and warranties contained herein and in any other document delivered in connection herewith. The Company and the Pledgor each shall indemnify the other, their respective officers, directors, partners, affiliates, controlling persons, shareholders, employees, and agents and the heirs, personal representatives, successors and assigns of the foregoing (all of whom are hereinafter referred to as the "Indemnified Persons") and shall hold the Indemnified Persons harmless from and against any and all loss, damage, liability, cost or expense of any nature whatsoever (including attorneys' fees and disbursements) due to or arising out of a breach of any such representation, warranty, acknowledgment or agreement made by the indemnifying party.

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     11.  Miscellaneous.  This Agreement sets forth the understanding of the parties and supersedes all prior written or oral understandings and agreements and may be modified only by a writing signed by all parties. No party shall have the right to assign all or any portion of its rights, duties or obligations under this Agreement to any other person. Subject to the foregoing, all terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors, assigns, legal representatives, heirs and estates of the parties hereto. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado. The failure of any party to insist in any one or more instances upon performance of any terms or conditions of this Agreement shall not be construed as a waiver of future performance of such or any other term, covenant or condition. In the event any party invokes arbitration against the other party in order to enforce the terms of this Agreement, the party in whose favor a final award is rendered shall be entitled to recover from the other party its reasonable attorneys' fees and costs to be fixed by the arbiters which render such award. Such fees and costs shall include those incurred in connection with any appeal or appeals. Any reference to he or his shall also include she or her. Should any term or condition of this Agreement be determined by a court of competent jurisdiction to be void or unenforceable, all other provisions of this Agreement shall remain in full force and effect.

     12. Notices. All notices required hereunder shall be deemed to have been given when in writing upon the earlier of personal delivery or three days following deposit in the United States mails by certified or registered mail, postage prepaid, to the other party at the addresses set forth below, or such other addresses as may subsequently be provided:

To Pledgor:                To Company:
----------                 ----------
Louise H. Rogers           Dale E. Frey
                           D. E. Frey Group, Inc.
                           1700 Lincoln, Suite 2222
                           Denver, Colorado 80203

     IN WITNESS WHEREOF, this Agreement has been executed as of the day and year first above written.

                           /s/ Louise H. Rogers
                           ------------------------------------------
                           Louise H. Rogers

                           D.E. FREY GROUP, INC., a Delaware
                             corporation


                           By:/s/ Dale E. Frey  Dale E. Frey, President
                              ----------------

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